UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                --------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                 Rogers International Raw Materials Fund, L.P.
            (Exact Name of Registrant as Specified in its Charter)

               Illinois                               36-4368292
    (State or Other Jurisdiction of                (I.R.S. Employer
    Incorporation or Organization)              Identification Number)

c/o Beeland Management Company, L.L.C.
  141 West Jackson Blvd., Suite 1340A                    60604
           Chicago, Illinois
    (Address of Principal Executive                   (Zip Code)
               Offices)



      If this form relates to the            If this form relates to the
 registration of a class of securities  registration of a class of securities
   pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
Exchange Act and is effective pursuant      Exchange Act and is effective
 to General Instruction A.(c), please      pursuant to General Instruction
       check the following box.         A.(d), please check the following box.
                  |_|                                    |X|

Securities Act registration statement file number to which this form relates:
333-41780


      Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class         Name of Each Exchange on Which
             to be so Registered         Each Class is to be Registered
             -------------------         ------------------------------

                     None                        Not applicable

      Securities to be registered pursuant to Section 12(g) of the Act:

                         Units of Limited Partnership
                               (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.

      The description of securities contained in Registrant's Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-105040) and in any form of prospectus supplement subsequently filed is incorporated by reference into this registration statement.

Item 2.           Exhibits.

      The information required by this item is incorporated by reference to Registrant's Agreement of Limited Partnership, as amended, and Registrant's Subscription Agreement, as amended, included as Exhibits A and D to the prospectus included in Registrant's Registration Statement on Form S-1 (File No. 333-105040), as subsequently amended.


                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Rogers International Raw Materials
                                         Fund, L.P.
                                         By: Beeland Management Company,
                                             L.L.C., its General Partner

Date:  March 9, 2006                     By:  /s/ Walter Thomas Price III
                                              ---------------------------
                                              Walter Thomas Price III
                                              Managing Member